UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 ½ N. Spaulding Ave., Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2008, Emvelco Corp. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to that certain Share Exchange Agreement between the Company and Trafalgar Capital Specialized Investment Fund, which was previously reported by the Company on Form 8-K on February 6, 2008. Trafalgar Capital Specialized Investment Fund is an investment fund registered in Luxembourg as represented by its general partner, Trafalgar Capital Sarl, (collectively, “Trafalgar”). Specifically, the Amendment refers to certain shares of stock of the Atia Group f/k/a Kidron Industrial Holdings, Ltd. (“Atia Group”), of which Emvelco Corp. (the “Company”) is a principal shareholder, which were to be issued pursuant to a Committed Equity Facility Agreement (“CEF”) (of which the Company is not a party) (the “Implementation Shares”).

Amendment No. 1 states that due to the fact that the Israeli Securities Authority (“ISA”) delayed the issuance of the Implementation Shares issuable from the Atia Group to Trafalgar, that the Share Exchange Agreement shall not apply to 69,375,000 of the Implementation Shares issuable under the CEF. All other terms of the Share Exchange Agreement remain in full force and effect.

The aforementioned transactions as set forth under a non-binding term sheet were reported on the Company’s Form 8K on December 5, 2007 and the reporting as to the CEF and Share Exchange Agreement on the Company’s Form 8K on February 6, 2008.

Trafalgar is an unrelated third party comprised of a European Euro Fund registered in Luxembourg. The Company, its subsidiaries, officers and directors are not affiliates of Trafalgar.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Share Exchange Agreement - Amendment No. 1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By: /s/ YOSSI ATTIA
Name: Yossi Attia Title: Chief Executive Officer

Date:	May 2, 2008
Los Angeles, California